UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 23, 2024

Date of Report (Date of earliest event reported)

DALRADA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

wyoming	000-12641	38-3713274
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

600 La Terraza Blvd., Escondido, California		92025
(Address of principal executive offices)		(Zip Code)

(858) 283-1253

Registrant's telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 23, 2024, Roger Campos, was nominated as a member of the Company’s Board of Directors with the Board approval received on October 23, 2024.

The respective biography is set forth below:

Roger Campos: Roger Campos is the Founder and Chairman/CEO of the Minority Business RoundTable (MBRT), established in 2002 as the first national organization for CEOs of the nation’s Asian American, Hispanic American, African American, and Native American-owned businesses. MBRT provides a national forum for CEOs of large and small, minority, veteran, HUBZone and women-owned businesses to address public policy issues; and serves as a unique resource on business issues including federal procurement, contracting, access to capital and coaching CEO’s on how to do business with large corporations, federal and state governments.

Appointed by Maryland Governor Larry Hogan, during his first term, Mr. Campos served in the Cabinet as Maryland’s first Business Ombudsman responsible for investigating and resolving complaints, issues or problems between businesses, economic development organizations, communities, and federal, state, and local agencies; and overseeing and administering Maryland’s first customer service standards. During the Governor’s second term, Mr. Campos was appointed as Assistant Secretary for Project C.O.R.E (Creating Opportunities for Renewal & Enterprise) and small business development, an economic and revitalization initiative in Baltimore City to expand business and community growth, provide new green space, affordable housing, mixed- use development, encourage investment through attractive financing, generate jobs and strengthen the partnership between Baltimore and the State of Maryland.

Prior to founding MBRT, Mr. Campos was Vice President of Government Relations for the Hispanic Association of Colleges and Universities where he served as chief executive managing Washington, D.C. operations including overseeing the nationally recognized internship program that has educated more than 12,000 interns from over 500 colleges and universities. He was also Co-Founder of U.S. Hispanic Youth Entrepreneurship & Education, a nonprofit that provided students with leadership skills and college stipends.

He has a distinguished public service career having served four years in the White House, Executive Office of the President, Office of Management and Budget setting up Presidential Commissions, Councils and reorganizations of federal programs; Special Assistant to the Secretary of Energy; Served as Special Consultant to the Administrator, Small Business Administration where he drafted the standard operating procedures for the U.S. federal government’s 8(a) minority business program; and served in the Office of the General Counsel, U.S. Department of Agriculture. He has also served on several Cabinet National Advisory Boards and is widely recognized as a national business leader on small business, supplier diversity, access to contracts and capital with federal, state, and local governments.

Mr. Campos holds a Juris Doctorate degree from California Western School of Law in San Diego, CA and a Bachelor of Arts degree in social sciences from the University of California at Santa Barbara.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 4, 2024	DALRADA FINANCIAL CORPORATION

	By:	/s/ Brian Bonar
Brian Bonar Officer, Director

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